Exhibit 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Fairchild Semiconductor International, Inc.:

We consent to the incorporation by reference in the registration statements (Nos. 333-191757, 333-183391, 333-177790, 333-170397, 333-164520, 333-157572, 333-107342, 333-31812, 333-40412, 333-40416, 333-44432, 333-53620, 333-84439, 333-84747, 333-82694, 333-119595, 333-130021, 333-130023, 333-140144, 333-140145 and 333-148809) on Form S-8 of Fairchild Semiconductor International, Inc. of our report dated February 27, 2014, with respect to the consolidated balance sheets of Fairchild Semiconductor International, Inc. as of December 29, 2013 and December 30, 2012, and the related consolidated statements of operations, comprehensive income, cash flows and stockholders’ equity for each of the years in the three-year period ended December 29, 2013, and the related financial statement schedule, and the effectiveness of internal control over financial reporting as of December 29, 2013, which report appears in the December 29, 2013 annual report on Form 10-K of Fairchild Semiconductor International, Inc.

/s/ KPMG LLP

Boston, Massachusetts

February 27, 2014